UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 N. Tustin Avenue Suite 206 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 541-6100
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On June 13, 2013, a complaint (the "Complaint") was filed in the Circuit Court of the Twentieth Judicial Circuit in and for Collier County, Florida, Civil Action No. 13-CA 1850, by Fresh Start Private Florida LLC, a limited liability company organized under the laws of the State of Florida ("FSPF") against Fresh Start Private Management, Inc., a Nevada corporation (the "Company"). The Company had previously entered into that certain license agreement with FSWPF dated January 27, 2012 (the "License Agreement"), pursuant to which the Company granted an exclusive license to FSPF to receive, implant, use, sell and otherwise commercialize the Naltrexone implant product (the "Naltrexone Implant") and the Fresh Start Alcohol Rehabilitation Program throughout the State of Florida.

The Complaint

The Complaint alleges breach of the License Agreement by the Company. The License Agreement required the Company to:

(a) provide access to the private alcohol rehabilitation program, all documentation relating to billing and processing of insurance claims, training of insurance processors, supplying all of the life coaching documentation and training of the life coaches, all medical procedure documentation, a list of medical supplies needed to perform the implant procedure, all patient documentation, complete medical training by the Company's doctors as to how to perform the insertion of the implant, relevant marketing materials and documentation within five days of the receipt of payment in the amount of $100,000;

(b) provide support and training for efficient clinic operations, all forms, documents and procedural support for patient requirements, surgical procedures, billing, claims and other operational documentation, known compliance requirements of insurers and Medicare, insurance claim pre-authorizations, billing, procedures, documents and support, patient forms, acceptance and testing requirements, implant procedures, training, documentation and support, requirements for hiring, training and supporting Fresh Start Private Life coaching counselors, and insurance requirements for malpractice and other medical necessities;

(c)  provide all other operational documentation, training and support in order to effect the maximum efficiency of FSPF's operations; and

(d)  provide the items above via a personnel visit by the Company to FSPF's place of business in Collier County, Florida, within five days of the effective date of the License Agreement.

FSPF alleges in the Complaint that the Company breached the License Agreement by failing to provide the required documentation and to make a personal visit. The Complaint further alleges that the Company made inaccurate and misleading statements to FSPF regarding the Naltrexone Implant and that such misrepresentations has damaged FSPF.

The Response

On July 29, 2013, the Company filed its response to the Complaint in the Circuit Court. The Company adamantly denies that it breached the License Agreement and denies the allegations in the Complaint. The Company intends to file a counterclaim and aggressively defend itself and believes the claims are frivolous.

On July 22, 2013, the Company elected to terminate the Consulting Agreement with Timothy Jackoboice in accordance with Section 4.02.

Arbitration

On August 28, 2013, arbitration in the matter of Fresh Start Private Management Inc. vs. Jackoboice, Timothy Jon, JAMS Reference No. 122004681, commenced.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

DATE: September 5, 2013	By:	/s/ Jorge Andrade
Dr. Jorge Andrade
Chief Executive Officer/Secretary